Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

Oppenheimer & Co. Inc.

Drexel Hamilton, LLC

c/o Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

Akoustis Technologies, Inc., a Delaware corporation (the “Company”) proposes to issue and sell to the Initial Purchasers (as hereinafter defined), upon the terms set forth in the Purchase Agreement (as hereinafter defined) $15.0 million in aggregate principal amount of the Company’s 6.5% Convertible Senior Secured Notes due 2023 (the “Notes”), and the Guarantors (as hereinafter defined) propose to issue and sell to the Initial Purchasers the Guarantees (as hereinafter defined and, together with the Notes, the “Securities”). The Notes will be guaranteed (the “Guarantees”) by the existing and future subsidiaries of the Company (the “Guarantors”). The Securities will be convertible into shares (the “Underlying Securities”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), subject to certain limitations as set forth in the Indenture (as defined herein). The Securities will be issued pursuant to an Indenture, dated as of May 14, 2018 (as amended and supplemented from time to time in accordance with its terms, the “Indenture”), among the Company, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”).

As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Company and the Guarantors agree with the Initial Purchasers for the benefit of the Holders (as hereinafter defined) from time to time of the Registrable Securities (as hereinafter defined) as follows:

1.          Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement. References to filing a document with the Securities and Exchange Commission (the “Commission”) shall mean to file such document with the Commission via the Commission’s Electronic Data Gathering, Analysis and Reporting, or EDGAR, system. As used in this Registration Rights Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Additional Effectiveness Deadline” shall have the meaning specified in Section 2(b).

“Common Stock” means the common stock of the Company, $0.001 par value per share.

“Effective Date” means the date that a Registration Statement filed pursuant to Section 2(a) or Section 2(b), as applicable, is first declared effective by the Commission.

“Effectiveness Deadline” means the Initial Effectiveness Deadline and the Additional Effectiveness Deadline, as applicable.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Electing Holder” has the meaning assigned thereto in Section 3(a)(iii) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Deadline” means: (a) with respect to the initial Registration Statement to be filed pursuant to Section 2(a), the 90th day following the Closing Date, and (b) with respect to any additional Registration Statement filed pursuant to Section 2(b), the earlier of (i) the 30th day following the date on which the Commission shall indicate as being the first date or time that such filing may be made or (ii) in the event the Commission does not so indicate, six (6) months following the Effective Date.

“Holder” or “Holders” means any person that is the record owner of Registrable Securities (and includes any person that has a beneficial interest in any Registrable Security in book-entry form).

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Effectiveness Deadline” means the earlier of: (i) one-hundred and eighty (180) calendar days after the Closing Date, and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that the Registration Statement filed pursuant to Section 2(a) will not be reviewed or is no longer subject to further review and comments.

“Losses” shall have the meaning set forth in Section 5(a).

“Notice and Questionnaire” means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Appendix A hereto.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” means the Purchase Agreement, dated as of May 10, 2018, by and among the Initial Purchasers, the Company and the Guarantors, relating to the Securities.

“Registrable Securities” means the Securities issued pursuant to the Purchase Agreement and the Underlying Securities, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any conversion price adjustment with respect thereto.

“Registration Statement” means: (i) the initial registration statement which is required to register the resale of the Registrable Securities pursuant to Section 2(a), and (ii) each additional registration statement, if any, contemplated by Section 2(b), and including, in each case, the Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Required Holders” means the holders of at least a majority of the Registrable Securities held by Electing Holdings.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 144A” means Rule 144A promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Securities issued to the Initial Purchasers pursuant to the Purchase Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTCQB market maintained by OTC Markets Group Inc. or (iii) if the Common Stock is not quoted on the OTCQB, a day on which the Common Stock is quoted in The Pink Open Market maintained by OTC Markets Group Inc.; provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a business day (as defined in the Purchase Agreement).

“Trading Market” means whichever of The New York Stock Exchange, the NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market on which the Common Stock is listed or quoted for trading on the date in question.

“Underlying Securities” means the shares of Common Stock issuable upon conversion of the Securities pursuant to the terms of the Indenture and the Securities.

2.          Registration.

(a)        On or prior to each Filing Deadline, the Company and the Guarantors shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous or delayed basis pursuant to Rule 415. The Company and the Guarantors shall use their best efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than the Effectiveness Deadline, and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the earliest of (i) the date when all Registrable Securities covered by the Registration Statement have been sold, (ii) the date when all Registrable Securities have been sold pursuant to Rule 144, (iii) the date when all Registrable Securities covered by the Registration Statement may be sold by each Holder in a single transaction without restriction pursuant to Rule 144, as determined by counsel to the Company and the Guarantors pursuant to a written opinion letter to such effect, upon actual receipt by the Holders of a notice from the Company stating that the Company will deliver certificates without restrictive legends upon surrender by the Holders of the existing certificates, (iv) the date two years after the date that the Registration Statement is declared effective by the Commission, or (v) the date when all Registrable Securities cease to be outstanding (the “Effectiveness Period”).

(b)        If for any reason the Commission does not permit all of the Registrable Securities to be included in the Registration Statement initially filed pursuant to Section 2(a), then the Company and the Guarantors shall prepare and file as soon as possible after the date on which the Commission shall indicate as being the first date or time that such filing may be made, but in any event by the 30th day following such date, or, in the event the Commission does not so indicate, no later than six (6) months after the Effective Date of the Registration Statement filed pursuant to Section 2(a), an additional Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous or delayed basis pursuant to Rule 415. The Company and the Guarantors shall use its best efforts to cause each such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than 180 days following the date on which the Company becomes aware that such Registration Statement is required to be filed under this Registration Rights Agreement (the “Additional Effectiveness Deadline” for such Registration Statement), and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act during the Effectiveness Period. To the extent the staff of the Commission does not permit all of the Registrable Securities that have not yet been covered on an effective Registration Statement (the “Unregistered Registrable Securities”) to be registered on such additional Registration Statement, the Company and the Guarantors shall file additional Registration Statements successively trying to register on each such Registration Statement the maximum number of Unregistered Registrable Securities until all of the Registrable Securities have been registered with the Commission.

(c)        If: (i) a Registration Statement is not filed on or prior to its Filing Deadline, or (ii) a Registration Statement is not declared effective by the Commission on or prior to its required Effectiveness Deadline, or (iii) after its Effective Date, such Registration Statement ceases for any reason to be effective and available to the Holders as to all Registrable Securities to which it is required to cover at any time prior to the expiration of its Effectiveness Period for an aggregate of more than 15 consecutive days or more than 45 days in any 365 consecutive day period or the Company’s Common Stock is not listed or included for quotation on a Trading Market for any period of more than five consecutive Trading Days, (any such failure or breach being referred to as an “Event” and for purposes of clauses (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date which such 15th consecutive day (or 45th day in the aggregate) is exceeded, being referred to as “Event Date”), then, in addition to any other rights available to the Holders: (x) on such Event Date additional interest (“Additional Interest”) and not as a penalty, will accrue at a rate per annum of 0.50% of the principal amount of such Registrable Securities included (or to be included) in such Registration Statement for the first 90-day period following such Event Date; and (y) thereafter at a rate per annum of 1.00% of the principal amount of such Registrable Securities, provided, that all periods shall be tolled, with respect to a Holder, by the number of Trading Days in excess of five (5) during which such Holder fails to provide the Company with information regarding such Holder which was requested by the Company in writing in order to effect the registration of such Holder’s Registrable Securities other than with respect to an Event covered by clause (iii) of this paragraph unrelated to such Holder’s information. It shall be a condition precedent to the obligations of the Company to pay any Additional Interest pursuant to this Section 2 with respect to the Registrable Securities of any Holder that such Holder shall furnish to the Company such information regarding itself and the Registrable Securities held by it as contemplated by the preceding sentence. In the event the Company fails to pay Additional Interest in a timely manner, such Additional Interest shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full.

(d)        The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Electing Holders based on the number of Registrable Securities held by each Electing Holder at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is filed with the Commission. In the event that a Holder sells or otherwise transfers any of such Holder’s Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any Registrable Securities included in a Registration Statement which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Electing Holders, pro rata based on the number of Registrable Securities then held by such Electing Holders which are covered by such Registration Statement. In no event shall the Company and the Guarantors include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Required Holders.

(e)         Each Holder shall comply with the prospectus delivery requirements of the Securities Act, or an exemption therefrom, in connection with the offer or sale of any Registrable Securities pursuant to the Registration Statement. Each Holder, by such Holder’s acceptance of the Registrable Securities, agrees to cooperate with the Company and the Guarantors as reasonably requested by the Company and the Guarantors in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company and the Guarantors in writing of such Holder’s election to exclude all of such Holder’s Registrable Securities from such Registration Statement.

(f)         In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company and the Guarantors shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to a majority of the Required Holders and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company and the Guarantors shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

(g)        By 9:30 am, New York City time, on the business day following the Effective Date, the Company and the Guarantors shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

(h)        After the Effective Date of a Registration Statement, as soon as practicable upon the request of any Holder of Registrable Securities that is not then an Electing Holder, the Company and the Guarantors shall take any action reasonably necessary to enable such Holder to use the Prospectus forming a part thereof for resales of Registrable Securities, including, without limitation, any action necessary to identify such Holder as a selling securityholder in the Registration Statement provided, however, that nothing in this subparagraph shall relieve such Holder of the obligation to return a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a)(ii) hereof.

(i)         If at any time the Securities, pursuant to Section 9.07 of the Indenture, are convertible into securities other than the Underlying Securities, the Company and the Guarantors shall cause, or cause any successor under the Indenture to cause, such securities to be included in the Registration Statement no later than the date on which the Securities may then be convertible into such securities.

3.          Registration Procedures.

In connection with the Company’s and the Guarantors’ registration obligations hereunder, the following provisions shall apply:

(a)        (i)           Not less than 30 calendar days prior to the Effective Date, the Company and the Guarantors shall mail the Notice and Questionnaire to the Holders of Registrable Securities. No Holder shall be entitled to be named as a selling securityholder in the Registration Statement as of the Effective Date, and no Holder shall be entitled to use the Prospectus forming a part thereof for resales of Registrable Securities at any time, unless such Holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein; provided, however, Holders of Registrable Securities shall have at least 28 calendar days from the date on which the Notice and Questionnaire is first mailed to such Holders to return a completed and signed Notice and Questionnaire to the Company.

(ii)        After the Effective Date, the Company and the Guarantors shall, upon the request of any Holder of Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such Holder. The Company and the Guarantors shall not be required to take any action to name such Holder as a selling securityholder in the Registration Statement or to enable such Holder to use the Prospectus forming a part thereof for resales of Registrable Securities until such Holder has returned a completed and signed Notice and Questionnaire to the Company. If a Notice and Questionnaire is delivered to the Company during a Grace Period specified in Section 3(c) hereof, the Company shall not be obligated to take action to name the Holder delivering such Notice and Questionnaire as a selling security holder in the Registration Statement until the termination of such Grace Period.

(iii)       The term “Electing Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a)(i) or 3(a)(ii) hereof.

(b)        The Company and the Guarantors shall (i) prepare and file with the Commission such amendments, including post- effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement or “issuer free writing prospectus” (as defined by Rule 405 promulgated by the Commission pursuant to the Securities Act) so that such Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Electing Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Electing Holders as selling securityholders but not any comments that would result in the disclosure to the Electing Holders of material and non-public information concerning the Company and the Guarantors; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(c)         The Company and the Guarantors shall notify the Holders as promptly as reasonably possible, but in no event later than 5:30 p.m. Eastern time, of the following Trading Day, (i)(A) when a Registration Statement, Prospectus, any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company or the Guarantors whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company and the Guarantors shall provide true and complete copies thereof and all written responses thereto to each of the Electing Holders that pertain to the Electing Holders as a Selling Stockholder or to the Plan of Distribution, but not information which the Company or the Guarantors believe would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Electing Holders as Selling Stockholders or the Plan of Distribution; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, including pursuant to Section 8A of the Securities Act; (iv) of the receipt by the Company or the Guarantors of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary herein, at any time after the Effective Date of the initial Registration Statement, the Company and the Guarantors may delay the disclosure of material, non-public information concerning the Company and the Guarantors the disclosure of which at the time is not, in the good faith opinion of the board of directors of the Company and its counsel, in the best interest of the Company and the Guarantors and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Initial Purchasers and the Holders in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Initial Purchasers or the Holders) and the date on which the Grace Period will begin, and (ii) notify the Initial Purchasers and the Holders in writing of the date on which the Grace Period ends; and, provided further, that such Grace Periods shall not exceed an aggregate of forty-five (45) days in any 12 month period, (ii) each such Grace Period shall not exceed fifteen (15) consecutive days and (iii) that the first day of any Grace Period must be at least five (5) Trading Days after the last day of any prior Grace Period. For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Initial Purchasers and the Holders receive the notice referred to in clause (i) and shall end on and include the later of the date the Initial Purchasers and the Holders receive the notice referred to in clause (ii) and the date referred to in such notice.

(d)         The Company and the Guarantors shall use their best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)         The Company and the Guarantors shall furnish to each Electing Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company and the Guarantors shall have no obligation to provide any document pursuant to this clause that is available on the EDGAR system.

(f)         The Company and the Guarantors shall promptly deliver to each Electing Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company and the Guarantors hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Electing Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g)        Prior to any public offering of Registrable Securities, the Company and the Guarantors shall use their best efforts to register or qualify or cooperate with the selling Electing Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities, Blue Sky or other laws of all applicable jurisdictions or governmental authorities or agencies within the United States and to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements; provided, that the Company and the Guarantors shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company or the Guarantors to any material tax in any such jurisdiction where it is not then so subject. The Company and the Guarantors shall promptly notify the Initial Purchasers and each Holder who holds Registrable Securities of the receipt by the Company or the Guarantors of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of notice of the initiation or threatening of any proceeding for such purpose.

(h)        Unless any Registrable Securities shall be in book-entry only form, the Company and the Guarantors shall cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Electing Holders may request.

(i)         Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, the Company and the Guarantors shall prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j)         The Company and the Guarantors may require each selling Electing Holder to furnish a certified statement as to the number of Securities and shares of Common Stock beneficially owned by such Electing Holder and any Affiliate thereof.

(k)        As long as any Holder owns Registrable Securities, the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13 (a) or 15(d) of the Exchange Act. As long as any Holder owns Registrable Securities, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance similar to those that would otherwise be required to be included in reports required by Section 13 (a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company and the Guarantors will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and 144A (including the requirements of Rule 144A(d)(4)) promulgated under the Securities Act.

(l)           The Company and the Guarantors shall promptly secure the listing of all of the Underlying Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain, in accordance with the Securities, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company and the Guarantors shall maintain the Common Stock’s authorization for quotation on one or more Trading Markets. Neither the Company nor any of its subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on each applicable Trading Market. The Company and the Guarantors shall pay all fees and expenses in connection with satisfying their obligations under this Section 3(l).

(m)         If requested by an Electing Holder, the Company and the Guarantors shall (i) as soon as practicable, incorporate in a prospectus supplement or post-effective amendment such information as such Electing Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by an Electing Holder holding any Registrable Securities.

(n)          The Company and the Guarantors shall otherwise use their best efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(o)          Within two (2) business days after a Registration Statement which covers Registrable Securities is declared effective by the Commission, the Company and the Guarantors shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities confirmation that such Registration Statement has been declared effective by the Commission which confirmation shall authorize and direct such transfer agent to issue such Registrable Securities without legend upon sale or other disposition by the holder of such Registrable Securities under the Registration Statement.

(p)          If any Electing Holder is deemed to be or reasonably believes it may be deemed or alleged to be, an underwriter or is required under applicable securities laws to be described in the Registration Statement as an underwriter, at the reasonable request of any Electing Holder, the Company and the Guarantors shall use their reasonable best efforts to furnish to such Electing Holder, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as any Electing Holder may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Electing Holders, and (ii) an opinion, dated as of such date, of counsel representing the Company and the Guarantors for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Electing Holders.

(q)          Upon the written request of any Electing Holder in connection with such Electing Holder’s due diligence requirements, if any, the Company and the Guarantors shall make available for inspection by (i) any Electing Holder, (ii) such Electing Holder’s legal counsel and (iii) one firm of accountants or other agents retained by the Electing Holders (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company and the Guarantors (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Electing Holder) or use of any Record or other information which the Company and the Guarantors determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Registration Rights Agreement or any other Transaction Document. Each Electing Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and the Guarantors and allow the Company and the Guarantors, at their expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Holder) shall be deemed to limit the ability of the Holders to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(r)         Neither the Company, any Guarantor nor any of their respective affiliates shall identify any Holder as an underwriter in any public disclosure or filing with the Commission or any Trading Market without the prior written consent of such Holder. If the Company or any Guarantor is required by law to identify a Holder as an underwriter in any public disclosure or filing with the Commission or any Trading Market, it must notify such Holder in advance and such Holder shall have the option, in its sole discretion, to consent to such identification as an underwriter within 5 business days or such Holder shall be deemed to have consented to have its Registrable Securities removed from the applicable Registration Statement.

(s)         The Company and the Guarantors shall use their reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities in the United States.

(t)         The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of a Registration Statement.

4.          Registration Expenses. All fees and expenses incident to the Company’s and the Guarantors’ performance of their obligations under this Registration Rights Agreement (excluding any underwriting discounts and selling commissions) shall be borne by the Company and the Guarantors whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Registration Rights Agreement. The Company shall also reimburse the Electing Holders for the reasonable fees and disbursements of a single counsel in an amount up to $10,000, who shall be Lowenstein Sandler, LLP unless another firm shall be selected by the Required Holders, in connection with the registration, filing or qualification pursuant to Sections 2 and 3 of this Registration Rights Agreement for each such registration, filing or qualification.

5.          Indemnification.

(a)         Indemnification by the Company and the Guarantors. The Company and each of the Guarantors shall, notwithstanding any termination of this Registration Rights Agreement, jointly and severally indemnify and hold harmless each Electing Holder, the officers, directors, agents, investment advisors, partners, members, shareholders, trustees and employees of each of them, each Person who controls any such Electing Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents, trustees and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Guarantor in this Registration Rights Agreement or any other certificate, instrument or document contemplated hereby, (ii) any breach of any covenant, agreement or obligation of the Company or any Guarantor contained in this Registration Rights Agreement or any other certificate, instrument or document contemplated hereby, or (iii) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any issuer free writing prospectus or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto or any issuer free writing prospectus, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Electing Holder or its intended method of distribution furnished in writing to the Company and the Guarantors by such Electing Holder expressly for use therein. The Company and the Guarantors shall notify the Electing Holders promptly of the institution, threat or assertion of any Proceeding of which the Company or the Guarantors are aware in connection with the transactions contemplated by this Registration Rights Agreement.

(b)         Indemnification by Electing Holders. Each Electing Holder agrees, as a consequence of the inclusion of any of such Electing Holder’s Registrable Securities in a Registration Statement, notwithstanding any termination of this Registration Rights Agreement, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and the directors, officers, agents and employees of each, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent that, such untrue statements or omissions are based solely upon information regarding such Electing Holder or its intended method of distribution furnished in writing to the Company and the Guarantors by such Electing Holder expressly for use therein. In no event shall the liability of any selling Electing Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such electing Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company and the Guarantors and shall survive the transfer of the Registrable Securities by the Initial Purchasers or any Holder pursuant to Section 6(e).

(c)         Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Registration Rights Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party), provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties (in addition to any local counsel). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not contain any admission of wrongdoing by such Indemnified Party.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within fifteen Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)         Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and Indemnified Party on the other hand in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Electing Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Electing Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Electing Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any other liability that the Indemnifying Parties may have to the Indemnified Parties.

6.           Miscellaneous.

(a)         Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company and the Guarantors fail to perform any of their respective obligations hereunder and that the Initial Purchasers and the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that the Initial Purchasers and such Holders, in addition to any other remedy to which they may be entitled at law or in equity and without limiting the remedies available to the Electing Holders under Section 3(c) hereof, shall be entitled to compel specific performance of the obligations of the Company and the Guarantors under this Registration Rights Agreement in accordance with the terms and conditions of this Registration Rights Agreement, in any court of the United States or any State thereof having jurisdiction. The parties agree that the sole monetary damages for a violation of the terms of this Registration Rights Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages.

(b)         Compliance. Each Electing Holder covenants and agrees, as a consequence of the inclusion of any of such Electing Holder’s Registrable Securities in a Registration Statement, that from and after receipt of written notice from the Company that it no longer meets the issuer conditions for the use of Rule 172, it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(c)         Discontinued Disposition. Each Electing Holder agrees, as a consequence of the inclusion of any of such Electing Holder’s Registrable Securities in a Registration Statement, that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Electing Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Electing Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock or Securities to a transferee of an Electing Holder in connection with any sale of Registrable Securities with respect to which an Electing Holder has entered into a contract for sale in accordance with the terms of this Registration Rights Agreement, prior to the Electing Holder receipt of the notice of a Grace Period and for which the Electing Holder has not yet settled.

(d)         Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (Eastern time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Registration Rights Agreement later than 5:00 p.m. (Eastern time) on any date and earlier than 11:59 p.m. (Eastern time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company or the Guarantors:	Akoustis Technologies, Inc. 9805 Northcross Center Court Suite A Huntersville, NC 28078 Tel: (704) 274-3601 Attention: Drew Wright, General Counsel Email address: dwright@akoustis.com

with a copy (which shall not constitute notice) to:	K&L Gates LLP 214 North Tryon Street 47th Floor Charlotte, NC 28202 Tel: (704) 331-7406 Attention: Sean M. Jones, Esq. Email address: sean.jones@klgates.com
If to the Initial Purchasers:	c/o Oppenheimer & Co. Inc. 85 Broad Street New York, New York 10004 Tel: (212) 667-7300 Attention: Equity Capital Markets Email address: ecmexecution@opco.com

With copies (which shall not constitute notice) to:

Oppenheimer & Co. Inc.

85 Broad Street, New York, New York 10004

Tel: (212) 667-7300
Attention: Equity Capital Markets
Email address: ecmexecution@opco.com

and

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Tel: (973) 597-2500

Attention: John D. Hogoboom

Email address: jhogoboom@lowenstein.com

If to a registered Holder:	To the address of such Holder as it appears in the stock transfer books of the Company;

or such other address as may be designated in writing hereafter, in the same manner, by such Person. Notwithstanding the foregoing, notices given to Holders (i) that beneficially own Securities may be given through the facilities of DTC or any successor depository and (ii) may be given by email at the email address provided by such Holder in accordance with the provisions of the Notice and Questionnaire.

(e)         Parties in Interest. The parties to this Registration Rights Agreement intend that all Holders of Registrable Securities shall be entitled to receive the benefits of this Registration Rights Agreement and that any Electing Holder shall be bound by the terms and provisions of this Registration Rights Agreement by reason of such election with respect to the Registrable Securities which are included in a Registration Statement. All the terms and provisions of this Registration Rights Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto and any Holder from time to time of the Registrable Securities, including, without limitation, and without the need for an express assignment, subsequent Holders and the indemnified persons referred to in Section 5 hereof. In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be entitled to receive the benefits of and, if an Electing Holder, be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Registration Rights Agreement to the aforesaid extent.

The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

(f)         Execution and Counterparts. This Registration Rights Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(g)         Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS REGISTRATION RIGHTS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW THAT WOULD APPLY TO ANY OTHER LAW. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Registration Rights Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Registration Rights Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS REGISTRATION RIGHTS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(h)         Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(i)          Severability. If any term, provision, covenant or restriction of this Registration Rights Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j)          Headings. The headings in this Registration Rights Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(k)         Amendment of Registration Rights. Provisions of this Registration Rights Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Guarantors and the Required Holders; provided, however, any amendment to this Registration Rights Agreement that adversely or disproportionately affects any Holder shall require the prior written consent of such Holder. Any amendment or waiver effected in accordance with this Section 6(k) shall be binding upon each Initial Purchaser, each Holder, the Company and the Guarantors. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities.

(l)          Consents. All consents and other determinations required to be made by the Initial Purchasers pursuant to this Registration Rights Agreement shall be made, unless otherwise specified in this Registration Rights Agreement, by the Required Holders.

(m)        Limitation on Obligations. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder, and no provision of this Registration Rights Agreement is intended to confer any obligations on any Holder vis-a-vis any other Holder. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

[SIGNATURES ON NEXT PAGE]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ John T. Kurtzweil
Name: John T. Kurtzweil
Title: Chief Financial Officer

AKOUSTIS, INC.

By:	/s/ John T. Kurtzweil
Name: John T. Kurtzweil
Title: Chief Financial Officer

Accepted: As of the date first written above

OPPENHEIMER & CO. INC.

For itself and on behalf of the

several Initial Purchasers listed

in Schedule 1 to the Purchase Agreement.

By:	OPPENHEIMER & CO. INC.

By:	/s/ Eric Helenek
Name: Eric Helenek
Title: Managing Director